EXHIBIT 4.2



                              CONSULTING AGREEMENT

     This Agreement is entered into this 15th day of November, 2001, by and between Unity Wireless Corporation, a Delaware corporation, having its principal place of business at 7438 Fraser Park Drive, Burnaby, British Columbia V5J 5B9, Canada ("Client") and Mueller & Company, a New Jersey corporation, having its principal place of business at 242 Fourth Street, Lakewood, New Jersey 08701, U.S.A. ("Consultant").

1.   NATURE OF AGREEMENT

     This non-exclusive Agreement is between independent contracting parties, and Consultant acknowledges and warrants that Consultant's relationship with Client pursuant hereto will be solely as an independent contractor. Nothing herein shall be construed as creating a relationship of employer and employee between Client and Consultant, or between Client and any of Consultant's employees.

2.   SERVICES

     (a) The scope of the project to be performed hereunder by Consultant shall be as follows:

          (i)   reviewing   and  advising  on  the   managerial   and  marketing
requirements of the Client;

          (ii) reviewing and advising on the budget, business plans and any other corporate material of the Client;

          (iii) conducting a search for specific acquisition or strategic partnership candidates for consideration by the Client,

          (iv) assist the Client in evaluating the strategic fit of the proposed candidates with the Client's business plan,

          (v) take an active role in advancing the selected potential candidates toward a successful agreement.

          (vi) preparing written and verbal reports identifying progress against objectives and issues for action by the Client, and

          (vii) participating in meetings and telephone conferences with the Client to review such progress reports.

     (b)  Notwithstanding the above, the Consultant shall:

          (i) make no  representations  to potential  investors or third parties modifying the terms and conditions of Client's Product(s) warranty or warranties. The Consultant may rely on such Product(s) warranties as may be furnished to the Consultant by the Client or as may be provided in the Uniform Commercial Code and inform potential investors and third parties of such warranties, if required in the course of performing its services hereunder.

          (ii) not represent itself as an agent of the Client and will not make any representations or commitments on behalf of the Client without the prior written consent of the Client.

          (iii) not engage or participate in any "Securities Distributions" which would be subject to Rule 2710, et. seq. of the Rules and Regulations of the National Association of Securities Dealers (the "Rules") or any "Offering of Direct Participation Programs as defined in Rule 2810 of the Rules. The parties acknowledge that Client may offer to sell securities in a manner not involving any public offering within the ambit of the United States federal securities laws, particularly the Securities Act of 1933, as amended, and that Consultant may advise Client in connection with that activity.

     (c) The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes. The Consultant shall be available to perform its services under this Agreement in New York City or elsewhere, as reasonably and mutually agreed upon by the Client and the Consultant.

3.   ASSIGNED EMPLOYEES

     (a) The Consultant designates, and will provide and make available the services of, Mark Mueller, to perform the services and to exercise the responsibilities required of the Consultant under this Agreement.

     (b) The Consultant may, at its own discretion and at its own cost and expense, employ, retain or contract with such persons, firms and corporations as the Consultant may select in order to provide the Consultant's Services. The Consultant will bear the sole, exclusive and complete responsibility for the
activities  and  remuneration  of  persons,   firms  and  corporations   engaged
thereunder.

4.   COMPENSATION

     (a) The Client shall pay the Consultant for the Consultant's Services during the term of this Agreement, by the vesting of the First Warrant, being a warrant entitiling the Consultant to purchase up to 100,000 shares of common stock of the Client at an exercise price of $0.38 ("First Warrant") as described in Schedule A and the Second Warrant being a warrant entitiling the Consultant to purchase up to 150,000 shares of common stock of the Client at an exercise price of $0.29 ("Second Warrant") as described in Schedule B. To the extent permitted by law, there shall be no withholding or payroll taxes respecting the Warrant. The entire compensation payable to the Consultant under this Agreement is specified in this Section 4. The Consultant shall not be reimbursed or otherwise compensated for its expenses.

     (b) Notwithstanding the above and the vesting schedules set forth in Schedules A and B, any unvested warrant rights shall immediately vest if:

          (i) the Client terminates this Agreement pursuant to Section 5(b)(i) below or


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

          (ii) if the performance of the Consultant's services results in an "Extraordinary Event" (as such event is reasonably and mutually agreed upon by the parties) to the benefit of the Client. The Consultant's obligation ceases once all unvested Warrant rights have been vested.

     (c) Unless this Agreement was terminated by the parties in accordance with, and subject to the provisions of, Section 5, below, the Consultant may exercise any vested Warrant rights at any time and from time to time within one year from the date of the expiration of the term of this Agreement. If that date should fall on a non-business day in the United States, the holder of the vested Warrant may exercise such rights on the next U.S. business day.

     (d) Upon the exercise of vested Warrant rights and as instructed by the Consultant, the shares issuable under the Warrant shall be registered in the name of the nominee(s) of the Consultant as outstanding on the books and records of the Client. The arrangements for registration of shares issuable under the warrant are provided in Schedule C to this agreement.

5.   TERM AND TERMINATION; EFFECT OF TERMINATION

     (a) This Agreement shall terminate on March 31, 2004, unless terminated sooner as provided below.

     (b) Either Party shall have the right to terminate this Agreement without cause or reason by providing the other party with not less than thirty days prior written Notice, by the method provided in Section 14(a) below.

          (i) In the event that Client exercises its rights to terminate pursuant to this subsection, all unvested Warrant rights become immediately vested and Consultant shall have the right to exercise any and all Vested Warrant rights within one year from the effective date of such termination.

          (ii) In the event that Consultant exercises its rights to terminate this Agreement pursuant to this subsection, the Consultant shall have the right to exercise any and all Vested Warrant rights within ninety days from the effective date of such termination.

     (c) Either party may terminate this Agreement for "special cause" by providing the other party with three day prior written Notice in the manner provided in Section 14(a) below. In the event the Agreement has been terminated pursuant to this subsection, the First Warrant and the Second Warrant will have expired immediately. For purposes of this paragraph, "special cause" shall mean that the party, including its officers, directors and/or any person owning at least twenty five percent of its equity securities:

          (i) has been  convicted of a felony;

          (ii) is or has been subject to a statutory disqualification as defined in the Securities Exchange Act of 1934, as amended; or

          (iii) Has engaged in activities which, if such activities were performed in the United States, would subject it to a statutory disqualification under the Securities Exchange Act of 1934, as amended.

Notwithstanding   anything  to  the  contrary  above,  the  provisions  of  this subsection are specifically applicable to Mark Mueller.

     (d) If the expiration date of the Vested Warrant rights falls on a non-US business day, the expiration date shall be extended to the next US business day. Upon the exercise of vested Warrant rights and as instructed by the Consultant, the shares issuable under the Warrant shall be registered in the name of the nominee(s) of the Consultant as outstanding on the books and records of the Client. The arrangements for registration of shares issuable under the warrant are provided in Schedule C to this agreement.


6.   INDEMNITIES

     (a) Consultant hereby agrees to fully indemnify and hold harmless Client and its affiliates and its respective officers, directors, stockholders, employees and agents from and against any and all losses, suits, demands, liabilities, claims, actions, expenses, and damages of whatsoever kind or nature, including costs of litigation and reasonable attorney's fees, arising out of the negligence, willful misconduct or breach of any convenant, representation, warranty or provisions of this Agreement by Consultant or any of its employees or subcontractors; provided, that Consultant shall not be required to indemnify Client from those losses, suits, demands, liabilities, claims, actions, expenses, and damages that are caused solely by the negligence of Client or any of Client's employees.

     (b) Client hereby agrees to fully indemnify and hold harmless Consultant and its affiliates and its respective officers, directors, stockholders, employees and agents from and against any and all losses, suits, demands, liabilities, claims, actions, expenses, and damages of whatsoever kind or nature, including costs of litigation and reasonable attorney's fees, arising out of the negligence, willful misconduct or breach of any convenant, representation, warranty or provisions of this Agreement by Client or any of its employees or subcontractors; provided, that Client shall not be required to indemnify Consultants from those losses, suits, demands, liabilities, claims, actions, expenses, and damages that are caused solely by the negligence of Consultant or any of Consultant's employees.

7.   CONFIDENTIAL INFORMATION

     (a) The term "Confidential Information" shall mean all proprietary, confidential and other non-public information, know-how and data (oral, written, graphic demonstrative, machine recognizable or otherwise) relating to the proprietary technology and/or business of the Client which is disclosed by the Client to the Consultant under this Agreement. Confidential Information further shall include all information relating to fees paid to Consultant, its employees and approved subcontractors. Confidential Information shall NOT include any such information (i) lawfully known to Consultant prior to the performance of such services other than through other work with or for Client or (ii) publicly disclosed through no act of Consultant or any of Consultant's employees or approved subcontractors, either prior or subsequent to Client's disclosures of such information to Consultant or (iii) has been independently developed by the Consulatant without reference to the Confidential Information.

     (b) The Consultant shall hold the Confidential Information in trust for the Client and shall not disclose it to any unauthorized persons during or after the termination of this Agreement, without the prior written consent of the Client or unless authorized by this Agreement. Notwithstanding the foregoing, Consultant may disclose Confidential Information to the extent that disclosure is required by a court or other governmental agency of competent jurisdiction; provided, that Consultant shall provide notice to Client of the request for such disclosure promptly upon receiving it.

8.   RIGHTS IN WORK PRODUCT

     All patentable and unpatentable inventions, discoveries, ideas, materials and programs which are made or conceived by the Consultant in the course of or as a result of the performance of the Consultant's Services shall become the sole and exclusive property of the Client throughout the world. Promptly upon the conception of such invention, discovery, idea, materials or program, the Consultant will disclose it to the Client and the Client shall have the full power and authority to file and prosecute patent applications throughout the world on it and to procure and maintain patents on it. The Consultant shall, at the request and expense of the Client, execute documents and perform such acts as legal counsel of the Client may deem necessary or advisable, to confirm in the Client all right, title and interest throughout the world, in and to such invention, discovery idea, materials or program, and all patent applications, patents and copyrights on it, and to assist the Client in procuring, maintaining, enforcing and defining patents, petty patents, copyrights, and other applicable statutory protection throughout the world on any such invention, discovery, idea, materials or programs which may be patentable or copyrightable. Without limitation, the Consultant, as author of any written, graphic, artistic or creative work, that the Consultant will produce as part of performing the Consultant's Services, will transfer absolutely to the Client all of the rights of the Consultant to the copyright in such work.

     Consultant   shall  promptly  advise  Client  of  any  situation  in  which
Consultant intends to incorporate in any Work Product any material which Consultant believes to be owned by Consultant or any third party, and shall thereafter give effect to Client's reasonable instructions with respect to such material.

9.   DISCLOSURE AGREEMENT

     All Disclosure Materials shall be subject to review by the Client and shall not be distributed if the Client determines, in the Client's sole discretion, that they would disclose Confidential Information or are otherwise inappropriate.

10.  REPRESENTATIONS AND WARRANTIES

(a)  Representations and Warranties of the Consultant



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

     The Consultant represents and warrants that its entry into and performance under this Agreement does not violate any outstanding obligation, contractual or otherwise, which the Consultant may owe to any third party, nor any order, writ, injunction, decree, judgement, statute, rule, law or ruling. The Consultant further warrants that the Consultant's Services will be of the kind and quality designated.

(b)  Representations and Warranties of the Client

     (i) The Client represents and warrants that its entry into and performance under this Agreement does not violate any outstanding obligation, contractual or otherwise, which the Client may owe to any third party, nor any order, writ, injunction, decree, judgment, statute, rule, law or ruling.

     (ii) The Client represents and warrants to the Consultant that:

          (a) all information and documentation furnished by it to Consultant accurately will depict in all material respects the Client and its business and proposed business and will not, to the best of the Client's knowledge, contain material misstatements or omissions; and

          (b)  disclosure  materials  which the Client  approves  as provided in
Section 9, above, will accurately depict, in all material respects, the Client and its business and proposed business, and will not contain any material misstatements or omissions of material facts which make any statement set forth therein materially false or misleading.

          (c) the Warrant and the shares issuable thereunder (the "Shares") have been fully authorized;

          (d) the Client has taken all necessary action to authorize the issuance of the Warrant and the Shares;

          (e) when issued pursuant to the Warrant, the Shares will be validly issued and non-assessable and no personal liability will attach to the ownership of the Shares;

          (f) the Client has reserved all Shares issuable pursuant to the Warrant and will, at all times, reserve a sufficient number of Shares to perform all of its obligations under the Warrant.


11.  SOLE AGREEMENT

     This Agreement  shall  supersede all prior  Agreements,  including the ones dated January 1, 2001 and April 1, 2001 ("Previous Agreements') and understandings, if any, between the parties respecting the subject matter hereof. All previous warrants earned and accrued by virtue of thePrevious Agreements have been transferred by Client to Consultant as noted in the First Warrant and Second Warrant attached. This Agreement may be modified at any time by an instrument in writing signed by authorized representatives of the parties hereto.

12.  APPLICABLE LAW; JURISDICTION AND VENUE

     (a) This Agreement is made under and shall be construed according to the laws and judicial decisions of the State of Delaware, excluding choice of law rules directing application of the law of any other jurisdiction.

     (b) Notwithstanding the paragraph immediately above, each party irrevocably consents to the exclusive jurisdiction of the courts located in British Columbia in connection with any action arising out of this Agreement or its subject matter. Each party waives any objection based on lack of personal jurisdiction, place of residence, improper venue or forum non conveniens in any such action.

13.  NO WAIVER

     No term or provision hereof shall be deemed waived, and no breach excused, unless the party claimed to have waived the term or provision or excused the breach shall have so stated in a writing signed by it. No consent to or waiver of a breach by either party shall constitute a consent to, waiver of, or excuse for any different or subsequent breach.

14.  GENERAL

     (a) Any notice required to be given hereunder shall be in writing and delivered by hand or sent by mail or courier to the address set forth herein or to such other address as either party may designate from time to time in writing for such purpose. Notices shall be deemed to have been given upon the earlier to occur of the date of actual receipt or seven days following the date of postmark thereof.

          (i) Notices addressed to Client shall be sent to:

                       Unity Wireless Corporation
                       7438 Fraser Park Drive
                       Burnaby, B.C. V5J 5B9
                       Facsimile Number:  (604) 267-2724




          (ii) Notices addressed to Consultant shall be sent to:

                       Mueller & Company, Inc.
                       242 Fourth Street
                       Lakewood, New Jersey 08701
                       Facsimile Number:(732) 364-3555.

     (b) If any term or provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision hereof shall be valid and enforced to the fullest extent permitted by law.



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                                       2

     (c) Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

     (d) This Agreement and/ or other agreement required hereunder shall and can be executed in two counterparts, each of which if executed in counterparts shall be deemed an original but which together shall constitute but one and the same document.

     IN WITNESS AND IN EXECUTION WHEREOF, the undersigned, by their duly authorized representatives, have hereunto set their signatures.

CLIENT                                       CONSULTANT

UNITY WIRELESS CORPORATION                   MUELLER & CO. INC.
7438 Fraser Park Drive                       242 Fourth Street
Burnaby, B.C. V5J 5B9                        Lakewood, New Jersey 08701

By: ----------------------------              By: ----------------------------

Title: -------------------------              Title: -------------------------



690487





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

                           SCHEDULE A - FIRST WARRANT

                         TERMS AND CONDITIONS OF WARRANT


ARTICLE 1.  DEFINITIONS

1.1  Definitions

     As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a)  "Client" means Unity Wireless Corporation;

     (b) "Common Stock" shall mean the common stock, par value $0.001 per share, of the Client;

     (c) "Consulting Agreement" means the consulting agreement among Mueller & Company, Inc. and Unity Wireless Corporation and dated as of November 15, 2001;

     (d) "Corporate Office" shall mean the office of the Client (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 7438 Fraser Park Drive, Burnaby, B.C.V5J 5B9;

     (e) "Exercise Date" shall mean any date upon which the Holder shall give the Client a Notice of Exercise, which shall be deemed the date the Notice of Exercise was first deposited in the US Mails, if mailed, or the date received by the courier Client if delivered by recognized courier company, or the date received by the Client if otherwise given or delivered;

     (f) "Exercise Period" means the period during which vested warrant rights under the Warrant may be exercised pursuant to s. 5.1 of the Consulting Agreement;

     (g) "Exercise Price" shall mean the price to be paid to the Client for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof, which shall be $0.38 per share;

     (h)  "Holder" means Mueller & Company, Inc. ;

     (i)  "SEC" shall mean the United States Securities and Exchange Commission;

     (j)  "Shares" means shares of the Common Stock; and

     (k) "Vested" means the non-forfeitable right to exercise the Warrant and to purchase the number of shares of Common Stock provided for below.

ARTICLE 2.  EXERCISE

2.1  Manner of Exercise
     (a)  Holder  may  exercise  this  Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 5,000 Shares, except upon an exercise of this Warrant with respect to the remaining balance of Shares purchasable hereunder at the time of exercise), by delivering to the Client at its Corporate Office (i) a duly executed Notice of Exercise in substantially the form attached as Appendix I hereto and (ii) a bank cashier's or certified check for the aggregate Exercise Price of the Shares being purchased.

     (b) From time to time upon exercise of this Warrant, in whole or part, in accordance with its terms, the Client will cause its transfer agent to countersign and deliver stock certificates to the Holder representing the number of Shares being purchased pursuant to such exercise, subject to adjustment as described herein.

2.2  No Rights Prior to Exercise
     Prior to its exercise pursuant to Section 2.1 above, this Warrant shall not entitle the Holder to any voting or other rights as holder of Shares.

2.3  Adjustments
     In case of any reclassification, capital reorganization, stock dividend, or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Client with or into another corporation (other than a consolidation or merger in which the Client is the continuing corporation and which does not result in any reclassification, capital reorganization, stock dividend, or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Client as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Client shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend, or other change, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend, or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.3. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends, and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

2.4  Fractional Shares
     No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of the Warrant, the Client shall eliminate such fractional Share interest by paying Holder the amount computed by multiplying the fractional interest by the closing bid price of a full Share on the date of the Notice of Exercise.

2.5  Vesting of the Warrants
     Shares shall Vest over the Vesting Period according to the following schedule:

                                        # of Shares            # of Shares
            Vesting Date                  Vested           Cumulatively Vested
            ------------                  ------           -------------------

            November 15, 2001             76,564               76,564
            December 31, 2001              4,688               81,250
               March 31, 2002              4,688               85,940
                June 30, 2002              4,688               90,628
           September 30, 2002              4,686               95,314
            December 31, 2002              4,686              100,000


ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE CLIENT

3.1  Representations and Warranties
     The Client hereby represents and warrants to the Holder as follows:

     (a) The Client is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the full power and authority to issue this Warrant and to comply with the terms hereof. This Warrant has been duly executed and delivered by the Client and is a valid and binding obligation of the Client, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE 4.  REPRESENTATIONS AND COVENANTS OF THE HOLDER

4.1  Representations and Warranties
     The Warrant granted hereunder may be exercised by Holder only if at the time of exercise each of the following is true:

     (a) Holder is acquiring the Shares for Holder's own personal account for investment and not for the account of any other person(s) and without any intention of selling or making a further distribution of the Shares; and

     (b) Holder is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Holder's investment in the Shares; and

     (c) Holder has obtained, to the extent necessary, Holder's own personal professional advisor with respect to the risks inherent in the investment in the Shares, and the suitability of the investment in the Shares in light of Holder's financial condition and investment needs; and

     (d) Holder acknowledges that, unless otherwise notified in writing by the Client, Holder is aware that:

          (i) The Shares have not been registered under the Securities Act of 1933, as amended, nor have they been registered to qualify under the securities laws of any state or foreign jurisdiction;

          (ii) Holder may not legally sell the Shares unless and until they are registered and/or qualified or unless the Shares qualify for exemption from registration and/or qualification under such Acts;

          (iii)Holder  agrees  that  all  Shares   acquired   pursuant  to  this
               Agreement are for investment only and that said Shares shall bear any and all necessary legends and restrictions.

ARTICLE 5.  MISCELLANEOUS

5.1  Transfer
     This Warrant may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Client), provided that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 5,000 Shares.

5.2  Transfer Procedure
     Subject to the provisions of Section 5.1, Holder may transfer or assign this Warrant by giving the Client notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "transferee"), and surrendering this Warrant to the Client for reissuance to the transferee (and the Holder, in the event of a transfer or assignment of this Warrant in part). (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a Holder)

5.3  Loss, Theft, Destruction or Mutilation
     If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Client shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrants so destroyed, lost or stolen, upon the Holder filing with the Client evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Client shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Client shall be canceled.

                       THIS SPACE LEFT BLANK INTENTIONALLY

APPENDIX 1

NOTICE OF EXERCISE

To:  UNITY WIRELESS CORPORATION

     (1) The undersigned hereby elects to purchase __________ shares of Common Stock ("Shares") of UNITY WIRELESS CORPORATION (the "Company") pursuant to the terms of the attached First Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) In exercising the attached Warrant, the undersigned hereby represents, warrants, confirms and acknowledges that the undersigned is acquiring the Shares for his, her or its own account for investment purposes only and not with a view to resale or distribution thereof except in compliance with applicable securities laws.




-------------------------------               ----------------------------------
Date                                          Signature
                                              Address:
                                              ----------------------------------

6

                           SCHEDULE B - SECOND WARRANT

                         TERMS AND CONDITIONS OF WARRANT


ARTICLE 1. DEFINITIONS

1.1  Definitions
     As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a)  "Client" means Unity Wireless Corporation;

     (b) "Common Stock" shall mean the common stock, par value $0.001 per share, of the Client;

     (c) "Consulting Agreement" means the consulting agreement among Mueller & Company, Inc. and Unity Wireless Corporation and dated as of November 15, 2001;

     (d) "Corporate Office" shall mean the office of the Client (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 7438 Fraser Park Drive, Burnaby, B.C.V5J 5B9;

     (e) "Exercise Date" shall mean any date upon which the Holder shall give the Client a Notice of Exercise, which shall be deemed the date the Notice of Exercise was first deposited in the US Mails, if mailed, or the date received by the courier Client if delivered by recognized courier company, or the date received by the Client if otherwise given or delivered;

     (f) "Exercise Period" means the period during which vested warrant rights under the Warrant may be exercised pursuant to s. 5.1 of the Consulting Agreement;

     (g) "Exercise Price" shall mean the price to be paid to the Client for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof, which shall be $0.29 per share;

     (h)  "Holder" means Mueller & Company, Inc..;

     (i)  "SEC" shall mean the United States Securities and Exchange Commission;

     (j)  "Shares" means shares of the Common Stock; and

     (k) "Vested" means the non-forfeitable right to exercise the Warrant and to purchase the number of shares of Common Stock provided for below.

ARTICLE 2.  EXERCISE

2.1  Manner of Exercise
     (a)  Holder  may  exercise  this  Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 5,000 Shares, except upon an exercise of this Warrant with respect to the remaining balance of Shares purchasable hereunder at the time of exercise), by delivering to the Client at its Corporate Office (i) a duly executed Notice of Exercise in substantially the form attached as Appendix I hereto and (ii) a bank cashier's or certified check for the aggregate Exercise Price of the Shares being purchased.

     (b) From time to time upon exercise of this Warrant, in whole or part, in accordance with its terms, the Client will cause its transfer agent to countersign and deliver stock certificates to the Holder representing the number of Shares being purchased pursuant to such exercise, subject to adjustment as described herein.

2.2  No Rights Prior to Exercise
     Prior to its exercise pursuant to Section 2.1 above, this Warrant shall not entitle the Holder to any voting or other rights as holder of Shares.

2.3  Adjustments
     In case of any reclassification, capital reorganization, stock dividend, or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Client with or into another corporation (other than a consolidation or merger in which the Client is the continuing corporation and which does not result in any reclassification, capital reorganization, stock dividend, or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Client as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Client shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend, or other change, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend, or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.3. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends, and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

2.4  Fractional Shares
     No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of the Warrant, the Client shall eliminate such fractional Share interest by paying Holder the amount computed by multiplying the fractional interest by the closing bid price of a full Share on the date of the Notice of Exercise.

2.5  Vesting of the Warrants
     Shares shall Vest over the Vesting Period according to the following schedule:

                                        # of Shares            # of Shares
            Vesting Date                  Vested           Cumulatively Vested
            ------------                  ------           -------------------
            November 15, 2001             25,000                25,000
            December 31, 2001             12,500                37,500
               March 31, 2002             12,500                50,000
                June 30, 2002             12,500                62,500
           September 30, 2002             12,500                75,000
            December 31, 2002             12,500                87,500
               March 31, 2003             12,500               100,000
                June 30, 2003             12,500               112,500
           September 30, 2003             12,500               125,000
            December 31, 2003             12,500               137,500
               March 31, 2004             12,500               150,000

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE CLIENT

3.1  Representations and Warranties
     The Client hereby represents and warrants to the Holder as follows:

     (a) The Client is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the full power and authority to issue this Warrant and to comply with the terms hereof. This Warrant has been duly executed and delivered by the Client and is a valid and binding obligation of the Client, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE 4.  REPRESENTATIONS AND COVENANTS OF THE HOLDER

4.1  Representations and Warranties
     The Warrant granted hereunder may be exercised by Holder only if at the time of exercise each of the following is true:

     (a) Holder is acquiring the Shares for Holder's own personal account for investment and not for the account of any other person(s) and without any intention of selling or making a further distribution of the Shares; and

     (b) Holder is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Holder's investment in the Shares; and

     (c) Holder has obtained, to the extent necessary, Holder's own personal professional advisor with respect to the risks inherent in the investment in the Shares, and the suitability of the investment in the Shares in light of Holder's financial condition and investment needs; and

     (d) Holder acknowledges that, unless otherwise notified in writing by the Client, Holder is aware that:

          (i) The Shares have not been registered under the Securities Act of 1933, as amended, nor have they been registered to qualify under the securities laws of any state or foreign jurisdiction;

          (ii) Holder may not legally sell the Shares unless and until they are registered and/or qualified or unless the Shares qualify for exemption from registration and/or qualification under such Acts;

          (iii)Holder  agrees  that  all  Shares   acquired   pursuant  to  this
               Agreement are for investment only and that said Shares shall bear any and all necessary legends and restrictions.

ARTICLE 5.  MISCELLANEOUS

5.1  Transfer
     This Warrant may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Client), provided that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 5,000 Shares.

5.2  Transfer Procedure
     Subject to the provisions of Section 5.1, Holder may transfer or assign this Warrant by giving the Client notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "transferee"), and surrendering this Warrant to the Client for reissuance to the transferee (and the Holder, in the event of a transfer or assignment of this Warrant in part). (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a Holder)

5.3  Loss, Theft, Destruction or Mutilation
     If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Client shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrants so destroyed, lost or stolen, upon the Holder filing with the Client evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Client shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Client shall be canceled.


                       THIS SPACE LEFT BLANK INTENTIONALLY

APPENDIX 1

NOTICE OF EXERCISE

To:  UNITY WIRELESS CORPORATION

     (1) The undersigned hereby elects to purchase __________ shares of Common Stock ("Shares") of UNITY WIRELESS CORPORATION (the "Company") pursuant to the terms of the attached First Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) In exercising the attached Warrant, the undersigned hereby represents, warrants, confirms and acknowledges that the undersigned is acquiring the Shares for his, her or its own account for investment purposes only and not with a view to resale or distribution thereof except in compliance with applicable securities laws.





-------------------------------               ----------------------------------
Date                                          Signature
                                              Address:
                                              ----------------------------------